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                                                                    EXHIBIT 23.2

The Board of Directors
Rutherford-Moran Oil Corporation, and
Rutherford-Moran Exploration Company, and
Thai Romo Limited:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  KPMG PEAT MARWICK LLP



Houston, Texas
May 31, 1996